EXHIBIT 99.1

For Immediate Release
April 24, 2007

HARBOR ACQUISITION CORPORATION AND ELMET TECHNOLOGIES, INC.

ANNOUNCE ELMET’S 2006 RESULTS

2006 gross profit increases to $18.6 million
reflecting Elmet’s strategic shift to higher margin products

Boston, MA and Lewiston, ME, April 24, 2007 — Harbor Acquisition Corporation (AMEX: HAC, HAC.U, HAC.WS) and Elmet Technologies, Inc. (“Elmet”), announced the financial results for Elmet’s year ended December 31, 2006.

Elmet is a privately-held, fully-integrated manufacturer of custom designed and engineered advanced enabling materials (“AEM”) products that are manufactured primarily with molybdenum and tungsten. On October 17, 2006, Harbor and Elmet announced they signed a definitive agreement for Harbor to acquire Elmet.  Following consummation of the acquisition, Elmet’s current management team, led by John S. Jensen, CEO, will continue to lead the organization and the combined company will change its name to Elmet Technologies Corporation.

“Elmet continues to execute on its strategic plan,” commented Mr. Jensen, CEO of Elmet.,  “Since 2004, we have made significant investments to manufacture, market and sell higher margin AEM products.  Our strategy of focusing on refractory metals, specifically molybdenum and tungsten, which are mission-critical components in our customers’ products, have been successful.  Despite a reduction in revenues as we shifted our sales focus, we improved gross margins, which represented 33.8% of total sales for 2006 as compared to 30.3% in 2005.  This increase reflects our shift to a higher-margin product mix, as well as our cost reduction efforts. We have made a conscious decision to invest resources in the portion of our AEM business where we see the strongest growth opportunities, such as the manufacturing of critical components for the healthcare and semiconductor markets.”

2006 Results

For the twelve months ended December 31, 2006, total sales were approximately $55.1 million, a decrease of approximately 8.1% compared to $59.9 million for the full year of 2005.  Sales in the manufactured products segment, which includes AEM and lighting products, were $46.3 million in 2006, a decrease of 5.0% compared to $48.7 million in 2005.  This was primarily due to a decline in sales of products used in the lighting industry, as well as a customer delay in the production of healthcare products that incorporate Elmet’s AEM products, which Elmet expects will begin to ship during 2007.  Sales in the purchased products segment decreased to $8.8 million in 2006 from $11.2 million in 2005 as a customer ceased manufacturing its own products and sourced them overseas.

Gross profit for 2006 was $18.6 million, a 2.4% increase over $18.2 million for 2005. Gross margins for 2006 increased to 33.8% of sales from 30.3% of sales in 2005. This increase is primarily attributable to a favorable mix shift to AEM products with higher margins and improved cost controls in its manufacturing facility. Total selling, general, and administrative expense for 2006 was $6.3 million, or 11.4% of sales, compared to $4.4 million, or 7.4% of sales, for 2005. This increase in costs reflects transaction expenses related to Elmet’s transaction with Harbor, the installation of a new enterprise software system and related consulting costs.

Income from operations for 2006 was $12.3 million, a 7.3% increase from $11.5 million for 2005. Net income for 2006 was $5.3 million as compared to $2.3 million in 2005. This increase was primarily a result of the improvements in gross profits, a reduced effective tax rate and decreased non-cash expense for common share warrants.

Elmet’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is a non-GAAP measure, for the twelve months ended December 31, 2006, excluding non-recurring expenses related to the proposed transaction with Harbor and expenses related to the installation of a new enterprise software system of $1.9 million, was approximately $17.1 million, or 31.0% of sales. This represented an increase of 6% over Elmet’s adjusted EBITDA of $16.1 million, or 26.9% of sales, in 2005.  The increase in the EBITDA margin was primarily attributable to a favorable mix shift to higher margin AEM products and improved cost controls in Elmet’s manufacturing facility.

The table below reconciles Elmet’s adjusted EBITDA (as described in the preceding paragraph) to Elmet’s net income (loss) from continuing operations for the years ended December 31, 2005 and 2006.

(in thousands)

	Year Ended December 31, 2005	Year Ended December 31, 2006

Net income (loss)	$2,258	$5,296
Interest expense	2,231	2,755
Depreciation and amortization	2,358	2,827
Provision for income taxes	4,623	3,870
Equipment write-off(1)	382	63
Transaction related expenses and systems implementation costs(2)	170	1,955
Loss on early extinguishment of debt	1,866	—
Change in value of stock purchase warrants	2,251	334
Purchase accounting adjustment	—	—

Adjusted EBITDA	$16,139	$17,100

(1)             Includes a write-off of spare parts inventory and engineering expense relating to several pieces of equipment that never functioned properly.

(2)             Includes (i) professional service fees and expenses associated with the redemption in January 2005 of equity formerly held by certain investors, the recapitalization in September 2005 of Elmet’s remaining equity, and for 2006 the transactions described in this proxy statement, and (ii) in 2006, implementation expenses paid to information technology consultants and temporary employees for developing and implementing Elmet’s enterprise software system.

About Elmet Technologies, Inc.

Originally founded in 1929, Elmet was founded in late 2003 and became an independent company in early 2004 when its current CEO Jack Jensen led the management buyout of Elmet from its former parent, Philips Electronics North America Corporation. Under Jensen and his management team, Elmet has enjoyed growth by providing innovative refractory metal solutions to OEMs serving such industries as data storage, semiconductor, medical, electronics and lighting.  Elmet now employs approximately 240 personnel, including highly-skilled sales, design, engineering, and production professionals at its Lewiston, Maine headquarters. Elmet’s products are typically custom-engineered components used in products such as medical imaging devices, silicon wafer chip manufacturing equipment, and specialty commercial and residential lighting applications.

About Harbor Acquisition Corporation

Based in Boston, Harbor is a publicly traded, special purpose acquisition corporation (“SPAC”) formed to acquire a company in the industrial or consumer products sectors. The contemplated transaction is subject to shareholder approval, along with certain regulatory approvals including the filing of a proxy statement with the Securities and Exchange Commission.  Upon completion of the transaction, Harbor intends to change its corporate name to Elmet Technologies Corporation.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Harbor and Elmet that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause our future results to differ from those statements include, but are not limited to, the failure of Harbor’s stockholders to approve the acquisition and the transactions contemplated thereby; the number and percentage of Harbor’s stockholders voting against the acquisition and electing to exercise their redemption rights; changing interpretations of generally accepted accounting principles; costs associated with continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Elmet is engaged; the continued ability of Elmet to successfully execute its business plan involving the proper management of its human resources and assets; demand for the products and services that Elmet provides; continued availability of, and changes in pricing for, raw materials used by Elmet; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in Harbor’s filings with the Securities and Exchange Commission.

Additional Information

This communication is being made in respect of the proposed transaction involving Elmet, its stockholders and Harbor. In connection with the proposed transaction, Harbor will file with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A for the stockholders of Harbor describing the proposed transaction. Harbor will be filing other documents with the SEC as well.   BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS ARE ADVISED TO READ, WHEN AVAILABLE, HARBOR’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement and other documents related to the transaction that are filed with the SEC, without charge, once available, at the SEC’s Internet site (http://www.sec.gov) or by directing a request to Harbor Acquisition Corporation at One Boston Place, Suite 3630, Boston , Massachusetts 02108. As a result of the review by the SEC of the proxy statement, Harbor may be required to make changes to its description of the acquired business or other financial or statistical information contained in the preliminary proxy statement previously filed by Harbor with the SEC.

Harbor and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with Elmet and its stockholders.   Information regarding Harbor’s directors and executive officers is set forth in Harbor’s final prospectus dated April 27, 2006, and the definitive proxy statement relating to the proposed transaction with Elmet and its stockholders when it becomes available.

Harbor’s final prospectus also contains a description of the security holdings of the Harbor officers and directors and of Ferris Baker Watts, the managing underwriter of Harbor’s initial public offering consummated on May 1, 2006, and their respective interests in the successful consummation of this business combination.

Contact:
Robert Hanks
Chief Executive Officer
Harbor Acquisition Corporation
617.624.8411

or

Devlin Lander
Integrated Corporate Relations
415.292.6855